UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Corning Incorporated

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March 24, 2010

Dear Shareholder:

We are soliciting your support for: (1) nominees for election to the Board of Directors; (2) adoption of the 2010 Variable Compensation Plan; (3) adopting the 2010 Equity Plan for Non-Employee Directors; (4) amending the Restated Certificate of Incorporation to declassify the Board; as well as (5) opposing a shareholder resolution that seeks elimination of supermajority voting, all to be voted on at Corning’s Annual Meeting on April 29, 2010. We wanted to summarize the following items as you consider your vote:

AGENDA

•	Update

•	Declassification of Board of Directors

•	Shareholder Proposal to end Super-Majority Votes

•	Compensation

UPDATE

•	Retail sales of LCD TVs in Q1 have been in line with our expectations:

•	Japan up 79% in January; 65% in February

•	China up 53% and Europe up 12% in January, respectively

•	February not available yet

•	U.S. “flat” for first two months

•	In line with expectations

•	Last January: digital conversion, Circuit City liquidation

•	Panel prices continue to be firm

•	Indication panel demand is strong

•	Suggests strength further down the supply chain

•	Glass demand is strong

•	We are shipping everything we can make

DECLASSIFICATION OF BOARD OF DIRECTORS

•	Currently each class of directors stands for election every three years

•	Four to five directors’ terms expire each year

•	11 of the 14 directors are independent (external)

•	Our Proposal:

•	Terms for nominees elected at this annual meeting will expire in 2013…then be eligible for re-election annually

•	Nominees with terms expiring in 2011 or 2012 will serve the remainder of their terms…then be eligible for re-election annually

•	Any new director appointed to the Board will stand for re-election annually

SHAREHOLDER PROPOSAL TO END SUPER-MAJORITY VOTES

•	By-Laws/Certificate now require 80% of outstanding shares to approve a few important governance/structure matters:

•	Changing number, class, removal, or nomination of directors, and general Board powers

•	Approving a merger or business combination that is not first approved by Board

•	If at least 2/3 of Board agrees any such change is advisable, then 80% super-majority shareholder vote is NOT required

•	Shareholder proposal seeks to eliminate By-Law/Certificate of Incorporation sections currently requiring super-majority 80% shareholder vote

SHAREHOLDER PROPOSAL TO END SUPER-MAJORITY VOTES

•	We believe higher voting level for key changes to the Company’s corporate structure & governance best serves long-term interests of Corning and stockholders

•	Unlike others, Board has legal fiduciary duties to act in best interests of the Company and stockholders

•	Super-majority voting safeguards against a stockholder group acting in its self-interest to detriment of other stockholders

•	Higher voting test encourages potential acquirers to deal directly with the Board

•	Provides greater leverage to negotiate best possible return for stockholders

COMPENSATION (AS OF 2010)

Corning compensates named executives through:

•	Base salary

•	Annual cash bonus

•	Target Adjusted NPAT

•	Performance cash units

•	Target EPS and operating cash flow

•	2 year vesting post earned

•	Time-based restricted stock units

•	No performance targets

•	3 year vesting period

•	Stock options

•	Granted same time every year

•	Benefits = All other USA employees

•	Limited perquisites

COMPENSATION (AS OF 2010)

•	CEO targeted at median of peer comparison group

•	Peer companies are listed in the CD&A

•	Named executives

•	Target ~33% in equity (options and restricted stock units)

•	Target ~50% on annual performance (annual cash bonus + cash performance units)

•	Compensation system aligned with performance

•	Annual cash bonus = 15% of target total compensation

•	Cash performance units = 35% of target total compensation

•	Stock options tied to stock price performance

I hope you will join our Board in opposing the shareholder proposal. I also hope you will join in electing the five nominees to the Board of Directors, in voting for the Variable Compensation Plan and the new Equity Plan for Non-Employee Directors, and amending Corning’s Certificate to declassify the Board of Directors.

Very truly yours,

/s/ James B. Flaws
James B. Flaws
Vice Chairman and Chief Financial Officer